UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2005

Wave Wireless Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1996 Lundy Avenue, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408.866.3666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On September 16, 2005, the Registrant was served with a Complaint filed by Lakewood Ranch Properties, Inc. (the "Landlord") for failure to pay one month's rent due under the terms of a Sublease Agreement dated January 3, 2005, by and between the Landlord and Registrant (the "Sublease"), in the amount of $26,771.43. The Complaint seeks eviction of the Registrant from its facility in Sarasota, Florida, and damages in the amount of $28,110.00. Landlord also alleges that Registrant is liable under the Sublease for accelerated future monthly rent through September 30, 2016.

The Registrant has previously vacated the facility, and has rejected a previous offer of settlement from the Landlord to terminate the Sublease. Negotiations to terminate the Sublease and dismiss the Complaint continue. While the Registrant believes it has valid defenses to the Complaint, and intends to vigorously defend the action in the event a settlement cannot be achieved, in the event we are unable to satisfactorily resolve this proceeding and terminate the Sublease, our financial position and results of operations will be materially affected.

Item 3.02 Unregistered Sales of Equity Securities.

On September 20, 2005, the Registrant issued two warrants to the Holder to purchase an aggregate of 4,496,932 shares of the Registrant’s Common Stock at an initial purchase price of $0.001 (the "Series C Replacement Warrants"). The terms of the Registrant's Series C Convertible Preferred Stock (the "Series C Preferred Stock") disallowed the purchaser from converting its shares of Series C Preferred Stock if the number of shares of Common Stock to be issued pursuant to such a conversion would exceed, when aggregated with all other shares of Common Stock owned by such purchaser at such time, the number of shares of Common Stock which would result in such purchaser beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder) more than 9.999% of all of the Common Stock outstanding at such time. Due to this ownership blocker, the purchaser was unable to exchange its shares of Series C Preferred Stock in connection with the Registrant's recapitalization approved by the Registrant's stockholders at its August 12, 2005 annual meeting. Therefore, the Registrant issued the Series C Replacement Warrants in lieu of the number of shares of Common Stock that would have otherwise been issued upon exchange of the purchaser's Series C Preferred Stock in connection with the recapitalization.

The Series C Replacement Warrants have a five-year term, and contain standard and customary registration rights and anti-dilution provisions. In addition, the Series C Replacement Warrants allow for a cashless exercise and also disallow the holder from exercising the Series C Replacement Warrants if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder) more than 4.999% of all of the Common Stock outstanding at such time. The holder may waive this provision by providing the Registrant with sixty-one (61) days notice.

No underwriters were involved in the foregoing stock transactions. The securities issued in connection with each of the above transactions were issued private transactions, in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, because each offering was a non-public offering to accredited investors.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wave Wireless Corporation

September 22, 2005	By:	/s/ Daniel W. Rumsey

Name: Daniel W. Rumsey
Title: Acting Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Warrant, dated September 20, 2005, by and between Wave Wireless Corporation and Holder.
10.2	Warrant, dated September 20, 2005, by and between Wave Wireless Corporation and Holder.